Exhibit 23.1

Consent Of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of
Wireless Holdings Inc.

We consent to the use in this Form 8-K of our report dated September 20, 2006, relating to the financial statements of H2Diesel, Inc. appearing in this Form 8-K.

                                                                                            /s/ Imowitz Koenig & Co., LLP
                                                                                            Imowitz Koenig & Co., LLP

New York, New York
October 26, 2006